Exhibit 99.2

NYSE: WPZ

Date:               June 12, 2006
Williams Partners L.P. Initiates Private Debt Issuance
     TULSA, Okla. – Williams Partners L.P. (NYSE:WPZ) announced today that it intends to commence a private offering of $150 million aggregate principal amount of senior unsecured notes due 2011.
     Williams Partners plans to use the net proceeds of the offering to fund a portion of the purchase price for its acquisition of a 25.1 percent interest in Williams Four Corners LLC, a subsidiary of The Williams Companies, Inc. (NYSE:WMB), which at closing will own certain natural gas gathering, processing and treating assets in the San Juan Basin in Colorado and New Mexico.
     The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     The securities will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. This press release does not constitute an offer to sell or the solicitation of an offer to buy such securities.
     About Williams Partners L.P. (NYSE:WPZ) Williams Partners L.P. primarily gathers, transports and processes natural gas and fractionates and stores natural gas liquids. The general partner is Williams Partners GP LLC. More information is at www.williamslp.com.

Contact:	Kelly Swan
Williams (media relations)
(918) 573-6932

Sharna Reingold
Williams (investor relations)
(918) 573-2078
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Williams Partners’ reports, filings, and other public announcements might contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our intentions, beliefs, and assumptions about future events and are subject to risks, uncertainties, and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties, and other factors referred to specifically in connection with such statements, other risks, uncertainties, and factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties, and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect

Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; The Williams Companies, Inc.’s revolving credit facility and Williams’ public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they cannot remove Williams Partners’ general partner without its consent; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; and if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2006, our quarterly reports on Form 10-Q and our current reports on Form 8-K, which are available from our offices or from our website at www.williamslp.com.